Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Jun 30, 2001
Payment Date	Jul 16, 2001

Calculation of Interest Expense

Index (LIBOR)	3.980000%
Accrual end date, accrual beginning date and days in Interest Period	Jul 16, 2001 Jun 15, 2001 31
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	101,292,664	68,206,107	6,820,611	18,555,209
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	4.200000%	4.580000%	4.980000%
Interest/Yield Payable on the Principal Balance	366,342	268,997	29,249
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	366,342	268,997	29,249
Interest/Yield Paid	366,342	268,997	29,249

Summary

Beginning Security Balance	101,292,664	68,206,107	6,820,611	18,555,209
Beginning Adjusted Balance	101,292,664	68,206,107	6,820,611
Principal Paid	3,806,715	2,563,238	256,324	737,859
Ending Security Balance	97,485,949	65,642,869	6,564,287	17,857,949
Ending Adjusted Balance	97,485,949	65,642,869	6,564,287
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	97,526,548	65,642,869	6,564,287
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			5,683,547
Ending OC Amount as Holdback Amount				17,857,949
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0	0	0	0
Reversals	0	0	0	0
Charge offs	0	0	0	0
Ending Net Charge Offs	0	0	0	0

Interest/Yield Paid per $1000	$0.5738437	$1.9743699	$1.1490331
Principal Paid per $1000	$5.9628997	$18.8134964	$10.0695417